Exhibit 4


                         (FORM OF FACE OF CERTIFICATE)

TEMPORARY CERTIFICATE -- EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY

NUMBER:   T__________                                    Shares:____________

                       CHASE PREFERRED CAPITAL CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certificate is transferable in Ridgefield Park, NJ and New York, NY

See reverse for certain definitions
                                                               CUSIP 161637 20 2

This Certifies That ___________is the owner of ______________ FULLY PAID AND NONASSESSABLE SHARES, OF THE PAR VALUE OF $25 PER SHARE, OF THE % CUMULATIVE PREFERRED STOCK, SERIES A OF CHASE PREFERRED CAPITAL CORPORATION (hereinafter called the "Corporation") transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the facsimile seal of the Corporation and by facsimile the signatures of its duly authorized officers.

Dated:

_________________                                    ____________________
Secretary                                            Chairman


Countersigned and Registered:

ChaseMellon Shareholder Services, L.L.C.
Transfer Agent and Registrar

By:___________________
   Authorized Signature

                        (FORM OF REVERSE OF CERTIFICATE)

                       CHASE PREFERRED CAPITAL CORPORATION

The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may (1) Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit, except as set forth in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time (the "Certificate of Incorporation"), or (2) Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under 856(h) of the Code or otherwise to fail as a REIT. Any Person who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution). If the restrictions on transfer are violated, the shares of Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings ascribed to such terms in the Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The Series A Preferred Stock will not be redeemable prior to , 2001, except upon the occurrence of a Tax Event (as defined in the Certificate of Designation for the Series A Preferred Shares). On or after such date, the Series A Preferred Shares will be redeemable at the option of the Corporation at $25.00 per share, plus accrued and unpaid dividends to the redemption date.

A COMPLETE STATEMENT OF THE PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, OR RESTRICTIONS THEREOF WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ___________ Custodian ________________
                      (Cust)                     (Minor)
                       under Uniform Gifts to Minors

Act ___________________________
              (State)

Additional abbreviations may also be used though not in the above list.

For Value Received __________________ hereby sell, assign and transfer unto____________________ ______________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________

                                        ________________________________________
                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.